Exhibit 99.1

Media Contact	February 7, 2024
Danielle Hall, 205 970-5912
danielle.hall@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com

Encompass Health reports results for fourth quarter 2023
and issues 2024 guidance

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), the largest owner and operator of inpatient rehabilitation hospitals in the United States, today reported its results of operations for the fourth quarter ended December 31, 2023.
Summary results

			Growth
	Q4 2023	Q4 2022	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenue	$1,246.8	$1,137.3	$109.5	9.6%
Income from continuing operations attributable to Encompass Health per diluted share	0.94	0.90	0.04	4.4%
Adjusted earnings per share	0.95	0.88	0.07	8.0%
Cash flows provided by operating activities	201.0	172.2	28.8	16.7%
Adjusted EBITDA	255.0	232.7	22.3	9.6%
Adjusted free cash flow	93.5	46.0	47.5	103.3%

(Actual Amounts)
Discharges	59,247	54,700		8.3%
Same-store discharge growth				5.3%
Net patient revenue per discharge	$20,538	$20,347		0.9%
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
“The fourth quarter was a very strong finish to 2023,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Strong discharge growth facilitated a fourth quarter increase of 9.6% in net operating revenue and Adjusted EBITDA. For the full year, net operating revenue increased 10.4% and Adjusted EBITDA grew 18.5%. Our value proposition and operating strategy continue to be validated and we remain highly optimistic about the long-term prospects of our business.”

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•Net operating revenue growth of 9.6% resulted primarily from discharge growth of 8.3%, including same-store growth of 5.3%. Net revenue per discharge grew 0.9%.
•Cash flows provided by operating activities increased 16.7% over the prior year to $201.0 million, due to a favorable change in working capital and an increase in net income.
•The 9.6% increase in Adjusted EBITDA resulted primarily from higher revenue.
Full-year results

	Full Year		Growth
	2023	2022	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenue	$4,801.2	$4,348.6	$452.6	10.4%
Income from continuing operations attributable to Encompass Health per diluted share	3.59	2.56	1.03	40.2%
Adjusted earnings per share	3.64	2.85	0.79	27.7%
Cash flows provided by operating activities	850.8	705.8	145.0	20.5%
Adjusted EBITDA	971.1	819.3	151.8	18.5%
Adjusted free cash flow	525.7	340.1	185.6	54.6%

(Actual Amounts)
Discharges	229,480	211,116		8.7%
Same-store discharge growth				4.8%
Net patient revenue per discharge	$20,454	$20,139		1.6%
2024 Guidance
The Company provided the following guidance for 2024.

2024 Guidance
(In Millions, Except Per Share Data)
Net operating revenue	$5,200 to $5,300
Adjusted EBITDA	$1,015 to $1,055
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.77 to $4.06
For considerations regarding the Company’s 2024 guidance, see the supplemental information posted on the Company’s website at http://investor.encompasshealth.com. See also the “Other information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Thursday, February 8, 2024 to discuss its results for the fourth quarter of 2023. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 800 579-2543 and giving the conference ID EHCQ423. International callers should dial 785 424-1789 and give the same conference ID. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.

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About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 161 hospitals in 37 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is ranked as one of Fortune's World’s Most Admired Companies and Modern Healthcare’s Best Places to Work in Healthcare. For more information, visit encompasshealth.com, or follow us on our newsroom, Twitter, Instagram and Facebook.

Other information
The information in this press release is summarized and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), when filed, as well as the Company’s Current Report on Form 8-K filed on February 7, 2024 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its February 8, 2024 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2024 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - approximately $140 million to $150 million
•Amortization of debt-related items - approximately $10 million
The Q4 Earnings Form 8-K and, when filed, the 2023 Form 10-K can be found on the Company’s website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

3

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
	(In Millions, Except Per Share Data)
Net operating revenues	$1,246.8	$1,137.3	$4,801.2	$4,348.6
Operating expenses:
Salaries and benefits	676.3	614.4	2,600.1	2,393.3
Other operating expenses	184.8	170.1	719.1	670.4
Occupancy costs	14.0	13.1	56.3	54.7
Supplies	58.6	53.9	218.3	202.1
General and administrative expenses	53.1	42.8	201.7	154.3
Depreciation and amortization	70.1	63.3	273.9	243.6
Total operating expenses	1,056.9	957.6	4,069.4	3,718.4
Loss on early extinguishment of debt	—	—	—	1.4
Interest expense and amortization of debt discounts and fees	34.9	37.5	143.5	175.7
Other (income) expense	(8.9)	(8.4)	(15.7)	5.2
Equity in net income of nonconsolidated affiliates	(0.9)	(0.3)	(3.2)	(2.9)
Income from continuing operations before income tax expense	164.8	150.9	607.2	450.8
Provision for income tax expense	37.2	31.9	132.2	100.1
Income from continuing operations	127.6	119.0	475.0	350.7
(Loss) income from discontinued operations, net of tax	(8.5)	(1.5)	(12.0)	15.2
Net and comprehensive income	119.1	117.5	463.0	365.9
Less: Net income attributable to noncontrolling interests included in continuing operations	(31.5)	(28.1)	(111.0)	(93.6)
Less: Net income attributable to noncontrolling interests included in discontinued operations	—	—	—	(1.3)
Less: Net and comprehensive income attributable to noncontrolling interests	(31.5)	(28.1)	(111.0)	(94.9)
Net and comprehensive income attributable to Encompass Health	$87.6	$89.4	$352.0	$271.0

Weighted average common shares outstanding:
Basic	99.5	99.3	99.5	99.2
Diluted	101.5	100.8	101.3	100.4
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.96	$0.91	$3.63	$2.58
Discontinued operations	(0.09)	(0.02)	(0.12)	0.14
Net income	$0.87	$0.89	$3.51	$2.72
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.94	$0.90	$3.59	$2.56
Discontinued operations	(0.08)	(0.01)	(0.12)	0.14
Net income	$0.86	$0.89	$3.47	$2.70

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$96.1	$90.9	$364.0	$257.1
(Loss) income from discontinued operations, net of tax	(8.5)	(1.5)	(12.0)	13.9
Net income attributable to Encompass Health	$87.6	$89.4	$352.0	$271.0

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of December 31,
	2023	2022
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$69.1	$21.8
Restricted cash	35.1	31.6
Accounts receivable	611.6	536.8
Prepaid expenses	34.5	34.9
Other current assets	91.5	92.1
Total current assets	841.8	717.2
Property and equipment, net	3,301.0	2,939.2
Operating lease right-of-use assets	208.5	212.5
Goodwill	1,281.3	1,263.2
Intangible assets, net	278.2	282.3
Other long-term assets	191.6	222.1
Total assets	$6,102.4	$5,636.5
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$24.8	$25.2
Current operating lease liabilities	24.1	25.6
Accounts payable	170.0	132.9
Accrued payroll	207.5	168.3
Accrued interest payable	42.6	42.8
Other current liabilities	187.4	181.1
Total current liabilities	656.4	575.9
Long-term debt, net of current portion	2,687.8	2,741.8
Long-term operating lease liabilities	196.1	199.7
Self-insured risks	131.8	128.5
Deferred income tax liabilities	87.0	83.0
Other long-term liabilities	46.1	45.7
Total liabilities	3,805.2	3,774.6
Commitments and contingencies
Redeemable noncontrolling interests	42.0	35.6
Shareholders’ equity:
Encompass Health shareholders’ equity	1,647.5	1,310.3
Noncontrolling interests	607.7	516.0
Total shareholders’ equity	2,255.2	1,826.3
Total liabilities and shareholders’ equity	$6,102.4	$5,636.5

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2023	2022
	(In Millions)
Cash flows from operating activities:
Net income	$463.0	$365.9
Loss (income) from discontinued operations, net of tax	12.0	(15.2)
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	273.9	243.6
Amortization of debt-related items	9.5	9.7
Loss on early extinguishment of debt	—	1.4
Equity in net income of nonconsolidated affiliates	(3.2)	(2.9)
Distributions from nonconsolidated affiliates	1.6	4.0
Stock-based compensation	50.6	29.2
Deferred tax expense	3.9	27.9
Other, net	5.2	20.3
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(22.4)	(16.9)
Prepaid expenses and other assets	6.1	8.0
Accounts payable	11.8	2.3
Accrued payroll	39.2	(31.2)
Other liabilities	15.6	7.4
Net cash (used in) provided by operating activities of discontinued operations	(16.0)	52.3
Total adjustments	375.8	355.1
Net cash provided by operating activities	850.8	705.8
Cash flows from investing activities:
Purchases of property, equipment, and intangible assets	(583.1)	(584.1)
Purchase of restricted investments	(23.0)	(35.2)
Other, net	3.3	(4.2)
Net cash used in investing activities of discontinued operations	—	(3.5)
Net cash used in investing activities	(602.8)	(627.0)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(7.2)	(345.8)
Principal borrowings on notes	20.0	11.8
Borrowings on revolving credit facility	60.0	240.0
Payments on revolving credit facility	(115.0)	(385.0)
Principal payments under finance lease obligations	(41.1)	(19.2)
Debt amendment and issuance costs	(0.1)	(24.1)
Taxes paid on behalf of employees for shares withheld	(8.2)	(7.3)
Contributions from noncontrolling interests of consolidated affiliates	68.3	64.1
Dividends paid on common stock	(60.4)	(99.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(114.7)	(96.6)
Other, net	1.2	0.3
Net cash provided by financing activities of discontinued operations	—	515.1
Net cash used in financing activities	(197.2)	(145.7)

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2023	2022
	(In Millions)
Increase (decrease) in cash, cash equivalents, and restricted cash	50.8	(66.9)
Cash, cash equivalents, and restricted cash at beginning of period	53.4	120.3
Cash, cash equivalents, and restricted cash at end of period	$104.2	$53.4

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$21.8	$49.4
Restricted cash at beginning of period	31.6	62.5
Restricted cash included in other long-term assets at beginning of period	—	0.4
Cash, cash equivalents, and restricted cash in discontinued operations at beginning of period	—	8.0
Cash, cash equivalents, and restricted cash at beginning of period	$53.4	$120.3

Cash and cash equivalents at end of period	$69.1	$21.8
Restricted cash at end of period	35.1	31.6
Cash, cash equivalents, and restricted cash at end of period	$104.2	$53.4

7

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Q4		Year Ended
	2023	2022	2023	2022
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$255.0	$232.7	$971.1	$819.3
Depreciation and amortization	(70.1)	(63.3)	(273.9)	(243.6)
Interest expense and amortization of debt discounts and fees	(34.9)	(37.5)	(143.5)	(175.7)
Stock-based compensation	(13.4)	(8.1)	(50.6)	(29.2)
Loss on disposal or impairment of assets	(6.1)	(2.4)	(9.8)	(4.8)
	130.5	121.4	493.3	366.0
Items not indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	—	—	(1.4)
State regulatory change impact on noncontrolling interests	—	—	2.2	—
Change in fair market value of equity securities	2.8	1.4	0.7	(7.4)
Pre-tax income	133.3	122.8	496.2	357.2
Income tax expense	(37.2)	(31.9)	(132.2)	(100.1)
Income from continuing operations (1)	$96.1	$90.9	$364.0	$257.1

Basic shares	99.5	99.3	99.5	99.2
Diluted shares	101.5	100.8	101.3	100.4

Basic earnings per share (1)	$0.96	$0.91	$3.63	$2.58
Diluted earnings per share (1)	$0.94	$0.90	$3.59	$2.56
(1)Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Year Ended
	2023	2022	2023	2022

Earnings per share, as reported	$0.94	$0.90	$3.59	$2.56
Adjustments, net of tax:
Bondholder consent fees associated with Enhabit distribution	—	—	—	0.15
Income tax adjustments	0.03	(0.01)	0.03	0.07
State regulatory change impact	—	—	0.03	—
Loss on early extinguishment of debt	—	—	—	0.01
Change in fair market value of equity securities	(0.02)	(0.01)	—	0.05
Adjusted earnings per share*	$0.95	$0.88	$3.64	$2.85
*    Adjusted EPS may not sum due to rounding.

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Q4		Year Ended
	2023	2022	2023	2022
	(In Millions)
Net cash provided by operating activities	$201.0	$172.2	$850.8	$705.8
Interest expense and amortization of debt discounts and fees	34.9	37.5	143.5	175.7
Gain (loss) on sale of investments, excluding impairments	5.5	1.0	4.6	(15.5)
Equity in net income of nonconsolidated affiliates	0.9	0.3	3.2	2.9
Net income attributable to noncontrolling interests in continuing operations	(31.5)	(28.1)	(111.0)	(93.6)
Amortization of debt-related items	(2.4)	(2.3)	(9.5)	(9.7)
Distributions from nonconsolidated affiliates	(1.0)	(0.3)	(1.6)	(4.0)
Current portion of income tax expense	30.4	(3.7)	128.3	72.2
Change in assets and liabilities	8.6	53.9	(50.3)	30.4
Cash used in (provided by) operating activities of discontinued operations	11.4	3.7	16.0	(52.3)
State regulatory change impact on noncontrolling interests	—	—	(2.2)	—
Change in fair market value of equity securities	(2.8)	(1.4)	(0.7)	7.4
Other	—	(0.1)	—	—
Adjusted EBITDA	$255.0	$232.7	$971.1	$819.3

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2023
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$255.0	$—	$—	$255.0
Depreciation and amortization	(70.1)	—	—	(70.1)
Interest expense and amortization of debt discounts and fees	(34.9)	—	—	(34.9)
Stock-based compensation	(13.4)	—	—	(13.4)
Loss on disposal or impairment of assets	(6.1)	—	—	(6.1)
Change in fair market value of equity securities	2.8	—	(2.8)	—
Income from continuing operations before income tax expense	133.3	—	(2.8)	130.5
Provision for income tax expense	(37.2)	2.9	0.7	(33.6)
Income from continuing operations attributable to Encompass Health	$96.1	$2.9	$(2.1)	$96.9
Diluted earnings per share from continuing operations**	$0.94	$0.03	$(0.02)	$0.95
Diluted shares used in calculation	101.5

*    Reconciliation to GAAP provided on page 10
**    Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2022
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$232.7	$—	$—	$232.7
Depreciation and amortization	(63.3)	—	—	(63.3)
Interest expense and amortization of debt discounts and fees	(37.5)	—	—	(37.5)
Stock-based compensation	(8.1)	—	—	(8.1)
Loss on disposal or impairment of assets	(2.4)	—	—	(2.4)
Change in fair market value of equity securities	1.4	—	(1.4)	—
Income from continuing operations before income tax expense	122.8	—	(1.4)	121.4
Provision for income tax expense	(31.9)	(1.1)	0.4	(32.6)
Income from continuing operations attributable to Encompass Health	$90.9	$(1.1)	$(1.0)	$88.8
Diluted earnings per share from continuing operations**	$0.90	$(0.01)	$(0.01)	$0.88
Diluted shares used in calculation	100.8

*    Reconciliation to GAAP provided on page 10
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Year Ended December 31, 2023
		Adjustments
	As Reported	State Regulatory Change Impact	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$971.1	$—	$—	$—	$971.1
Depreciation and amortization	(273.9)	6.1	—	—	(267.8)
Interest expense and amortization of debt discounts and fees	(143.5)	—	—	—	(143.5)
Stock-based compensation	(50.6)	—	—	—	(50.6)
Loss on disposal or impairment of assets	(9.8)	—	—	—	(9.8)
State regulatory change impact on noncontrolling interests	2.2	(2.2)	—	—	—
Change in fair market value of equity securities	0.7	—	—	(0.7)	—
Income from continuing operations before income tax expense	496.2	3.9	—	(0.7)	499.4
Provision for income tax expense	(132.2)	(1.0)	2.8	0.2	(130.2)
Income from continuing operations attributable to Encompass Health	$364.0	$2.9	$2.8	$(0.5)	$369.2
Diluted earnings per share from continuing operations**	$3.59	$0.03	$0.03	$—	$3.64
Diluted shares used in calculation	101.3
*    Reconciliation to GAAP provided on page 10
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Year Ended December 31, 2022
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Bondholder Consent Fees Associated with Enhabit Distribution	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$819.3	$—	$—	$—	$—	$819.3
Depreciation and amortization	(243.6)	—	—	—	—	(243.6)
Interest expense and amortization of debt discounts and fees	(175.7)	—	—	20.5	—	(155.2)
Stock-based compensation	(29.2)	—	—	—	—	(29.2)
Loss on disposal or impairment of assets	(4.8)	—	—	—	—	(4.8)
Loss on early extinguishment of debt	(1.4)	1.4	—	—	—	—
Change in fair market value of equity securities	(7.4)	—	—	—	7.4	—
Income from continuing operations before income tax expense	357.2	1.4	—	20.5	7.4	386.5
Provision for income tax expense	(100.1)	(0.4)	7.4	(5.3)	(1.9)	(100.3)
Income from continuing operations attributable to Encompass Health	$257.1	$1.0	$7.4	$15.2	$5.5	$286.2
Diluted earnings per share from continuing operations**	$2.56	$0.01	$0.07	$0.15	$0.05	$2.85
Diluted shares used in calculation	100.4
*    Reconciliation to GAAP provided on page 10
**    Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Q4		Year Ended
	2023	2022	2023	2022
	(In Millions)
Net income	$119.1	$117.5	$463.0	$365.9
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	8.5	1.5	12.0	(15.2)
Net income attributable to noncontrolling interests included in continuing operations	(31.5)	(28.1)	(111.0)	(93.6)
Provision for income tax expense	37.2	31.9	132.2	100.1
Interest expense and amortization of debt discounts and fees	34.9	37.5	143.5	175.7
Depreciation and amortization	70.1	63.3	273.9	243.6
Loss on early extinguishment of debt	—	—	—	1.4
Loss on disposal or impairment of assets	6.1	2.4	9.8	4.8
Stock-based compensation	13.4	8.1	50.6	29.2
State regulatory change impact on noncontrolling interests	—	—	(2.2)	—
Change in fair market value of equity securities	(2.8)	(1.4)	(0.7)	7.4
Adjusted EBITDA	$255.0	$232.7	$971.1	$819.3

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q4		Year Ended
	2023	2022	2023	2022
	(In Millions)
Net cash provided by operating activities	$201.0	$172.2	$850.8	$705.8
Impact of discontinued operations	11.4	3.7	16.0	(52.3)
Net cash provided by operating activities of continuing operations	212.4	175.9	866.8	653.5
Capital expenditures for maintenance	(87.1)	(110.8)	(216.9)	(238.4)
Distributions paid to noncontrolling interests of consolidated affiliates	(22.8)	(28.4)	(114.7)	(96.6)
Items not indicative of ongoing operating performance:
Transaction costs and related liabilities	(9.0)	9.3	(9.5)	21.6
Adjusted free cash flow	$93.5	$46.0	$525.7	$340.1
For the three months ended December 31, 2023, net cash used in investing activities was $208.1 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2023 was $29.9 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and cash dividends paid on common stock partially offset by contributions from noncontrolling interests of consolidated affiliates.
For the three months ended December 31, 2022, net cash used in investing activities was $206.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2022 was $16.5 million and resulted primarily from cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and debt amendment costs partially offset by net debt borrowings and contributions from noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2023, net cash used in investing activities was $602.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2023 was $197.2 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and cash dividends paid on common stock partially offset by contributions from noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2022, net cash used in investing activities was $627.0 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2022 was $145.7 million and resulted primarily from net debt payments, cash dividends paid on common stock and distributions paid to noncontrolling interests of consolidated affiliates partially offset by net cash provided by financing activities of discontinued operations and contributions from noncontrolling interests of consolidated affiliates.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the business strategy, outlook, growth targets and guidance considerations, dividend strategies, effective income tax rates, cost trends, legislative and regulatory developments or their impacts, financial guidance, ability to return value to shareholders, projected capital expenditures, acquisition opportunities, development projects, addressable market size, other balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, an infectious disease outbreak, including the speed, depth, geographic reach and duration of its spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy, consumer confidence, or the capital markets; the price of Encompass Health's common stock as it affects Encompass Health's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; Encompass Health’s ability to realize construction cost savings from prefabrication of hospitals; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes, including in connection with the CMS inpatient rehabilitation review choice demonstration project; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by infectious disease outbreaks, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the cost of, or the decrease in the availability of, necessary supplies, such as personal protective equipment; the increase in the costs of defending and insuring against alleged professional liability claims, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2023, when filed.

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